Exhibit 10.10

ARXIS, INC.

2026 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Arxis, Inc. (the “Company”) has granted the individual named below (the “Participant”) an Award of Restricted Stock (“Restricted Stock” or the “Award”) pursuant to the Arxis, Inc. 2026 Omnibus Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Restricted Stock Agreement, which includes the Notice of Restricted Stock Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, and all other exhibits and appendices hereto (all together, the “Award Agreement”). Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to them in the Plan.

NOTICE OF RESTRICTED STOCK GRANT

Participant: [•]

Grant Date:	[DATE]

Number of Shares of Restricted Stock:	[•]

Vesting Schedule:

Subject to Section 2 of the Award Agreement:

•

[[•] number of Shares of Restricted Stock will vest immediately upon the Grant Date;]

•

[[•] number of Shares of Restricted Stock will vest in substantially equal quarterly installments over [•]]; and

•

[[•] number of Shares of Restricted Stock will vest in substantially equal annual installments over a three-year period beginning on [the first anniversary of the Grant Date]/[•].]

The grant of Shares of Restricted Stock to the Participant pursuant to this Award Agreement is subject to Participant’s affirmative acceptance of this Award Agreement and the Shares of Restricted Stock granted hereunder, which may be electronic, by no later than thirty (30) days after the Grant Date. If the Participant does not affirmatively accept this Award Agreement and the Award, the Company will cancel the Award and the Shares of Restricted Stock granted hereunder will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company. By accepting the Award, the Participant:

•

acknowledges that the Award is issued in connection with the conversion of Participant’s unvested Class B Units of [•] granted pursuant to that Management Equity Agreement made as of [DATE] by and among Participant, [•], a Delaware limited partnership, and [•], a Delaware limited liability company (the “Class B Unit Agreement”), into Shares of Restricted Stock, which conversion is provided for pursuant to the [Merger Agreement], and that such Class B Units and Participant’s rights under the Class B Unit Agreement have been cancelled and terminated and shall be of no further force or effect;

•

agrees that the Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, all of which are made a part of this document;

•	acknowledges receipt of a copy of the Plan;

•

acknowledges that Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement; and

•	agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan and the Award Agreement.

2

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1. Grant of Restricted Stock. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock (“Restricted Stock” or the “Award”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Vesting. The Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the Vesting Schedule included in the Notice of Grant, subject to the Participant’s continuous service with the Company and or its applicable Affiliate through each applicable vesting date. Unless determined otherwise by the Committee, any unvested portion of the Award shall be immediately forfeited for no consideration upon the Participant’s Termination of Service for any reason.

3. Restrictions; Legend. Unless and until any Shares of Restricted Stock have fully vested, such Shares will not be transferrable and all certificates representing such Shares shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

4. Change in Control. In the event of a Change in Control, the Restricted Stock will be treated in accordance with Section 12(c) of the Plan.

5. Section 83(b) Election. The Participant acknowledges that he or she has already made an election under Section 83(b) of the Code with respect to the Shares of Restricted Stock that immediately vest upon the Grant Date. The Participant shall make an election under Section 83(b) of the Code with respect to the Shares of Restricted Stock that are unvested as of immediately following the Grant Date, which such election must be made within thirty (30) days after the Grant Date. The Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of such election with the Internal Revenue Service. The Participant agrees to assume full responsibility for (i) ensuring that the Section 83(b) election is actually and timely filed with the Internal Revenue Service and (ii) all tax consequences resulting from such election or any failure to make such election in a timely manner. The Participant should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Shares of Restricted Stock.

6. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or parent or Subsidiary to which Participant is providing services (the Company, together with the Employer and/or parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Service Recipient. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Service Recipient to satisfy all Tax Obligations. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver proceeds from the sale of Shares.

(b) Committee Discretion. The Participant authorizes the Committee, in its discretion, to determine the method by which the Service Recipient will satisfy Participant’s Tax Obligations, which may include, in whole or in part (without limitation), if permissible by Applicable Laws, (i) cash payment in U.S. dollars, (ii) payment by check designated in U.S. dollars, (iii) withholding from Participant’s wages or other cash compensation paid to Participant by the Service Recipient, (iv) a procedure whereby the Participant delivers or is deemed to deliver irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares and to deliver promptly to the Service Recipient an amount of the proceeds of such sale equal to the amount of the Tax Obligations, (v) withholding in Shares from Shares previously issued to the Participant or (vi) any other method (or combination thereof) approved in the sole discretion of the Committee.

Depending on the withholding method, the Service Recipient may withhold or account for the Tax Obligations by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.

7. Rights as Stockholder. The Participant will have all the rights of a stockholder of the Company with respect to voting the Shares and receipt of dividends and distributions on such Shares; provided that any such dividends or distributions will be held back and will not be paid unless and until the Shares of Restricted Stock relating to such dividends or distributions vest.

8. Book-Entry. The Shares of Restricted Stock shall be evidenced by book-entry into the register of the Company; provided, however, that the Committee may determine that the Shares of Restricted Stock shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates. In the event that any share certificate is issued in respect of the Shares of Restricted Stock, such certificate shall (a) be registered in the name of the Participant, (b) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Shares of Restricted Stock and (c) be held in custody by the Company.

9. Grant Is Not Transferable; Lock-Up. Section 13(d) of the Plan will govern the transferability of the Shares of Restricted Stock. In addition, the Restricted Stock and the Shares shall be subject to the terms of any lock-up restrictions required by the underwriters in connection with the initial public offering of the Shares.

10. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a) the Award is exceptional, voluntary and occasional and does not create any contractual right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;

(b) all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in the Plan;

(d) the future value of the Shares of Restricted Stock is unknown, indeterminable and cannot be predicted with certainty;

(e) for purposes of the Award, Participant’s status as an Employee will be considered terminated as of the date Participant is no longer actively providing services to the Service Recipient, and, unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Committee, the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Award (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law); and

(f) unless otherwise agreed with the Company, the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide to the Service Recipient.

11. Acknowledgements.

(a) Participant has reviewed the Award Agreement and the terms of the Award with his or her own personal tax, legal and financial advisors. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.

(b) Participant acknowledges that the Service Recipient (i) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including, but not limited to, the grant or vesting of the Award, the subsequent sale of Shares acquired pursuant to the Award and the receipt of any dividends or other distributions, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.

(c) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.

12. Clawback. The Award and the Shares subject to the Award will be subject to recovery pursuant to any law, government regulation, or stock exchange listing requirement, including, without limitation, pursuant to the Arxis, Inc. Compensation Recoupment Policy (as it may be amended from time to time) or any other policy of the Company required to be adopted pursuant to such law, government regulation, or stock exchange listing requirement.

13. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Arxis, Inc., 1332 Blue Hills Avenue, Bloomfield, CT 06002 United States or at such other address as the Company may hereafter designate in writing.

14. Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Award Agreement. If Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

15. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall be binding upon and inure to the benefit of any assignee or successor of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

16. Interpretation. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the Award has vested). The Committee’s decisions, determinations and interpretations will be final and binding on Participant and any other holders of the Award or other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and Participant should consult his or her personal legal advisor on this matter.

21. Amendment, Suspension or Termination of the Plan. By accepting the Award, Participant expressly warrants that he or she has received an Award under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22. Modifications to the Award Agreement. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Subject to Sections 5(c) and 14 of the Plan, modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Award.

23. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

24. Governing Law and Venue. This Award Agreement and the Award will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in any United States federal court located in the State of Delaware or any other state court in the State of Delaware, and no other courts.

25. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.

26. Adjustment. The Award shall be subject to adjustment in accordance with Section 5(c) of the Plan, the terms of which are incorporated herein by reference.

27. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, for the avoidance of doubt, the Class B Unit Agreement), and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.